SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 15, 2008

INTERNATIONAL STEM CELL COPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056
(Address of principal executive offices, including zip code)

(760) 940-6383
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 15, 2008, to obtain funding for working capital, International Stem Cell Corporation (the “Company”) entered into a series of subscription agreements (the “Agreement”) with a total of four accredited investors (the “Investors”) for the sale of a total of one million Units, each Unit consisting of one share of Series A Preferred Stock (“Preferred”) and two Warrants (“Warrants”) to purchase Common Stock for each $1.00 invested.  The total purchase price received by the Company was $1.0 million.  One of the Investors was Kenneth Aldrich, our Chairman, who purchased Units on the same terms as the other investors.  The Preferred is convertible into shares of common stock at the initial conversion ratio of two shares of common stock for each share of Preferred converted (which was established based on an initial conversion price of $0.95 per share, the closing market price on the date of the closing), and the warrants will exercisable at $0.50 per share until December 12, 2012. The Preferred and Warrants contain anti-dilution clauses whereby, (subject to the exceptions contained in those instruments) if the Company issues equity securities or securities convertible into equity at a price below the respective conversion price of the Preferred or the exercise price of the Warrant, such conversion and exercise prices shall be adjusted downward to equal the price of the new securities. The Preferred has a priority on any sale or liquidation of the Company equal to the purchase price of the Units, plus a liquidation premium of 6% per year. If the Company elects to declare a dividend in any year, it must first pay to the Preferred a dividend equal to the greater of 6% of the Unit price or the amount of the dividend the Preferred holder would receive if the Preferred were converted just prior to the dividend declaration. Each share of Preferred has the same voting rights as the number of shares of Common Stock into which it would be convertible on the record date.

ITEM 3.02          UNREGISTERED SALE OF EQUITY SECURITIES

The Units discussed in Item 1.01 securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. The terms of the purchase, conversion and exercise rights and use of proceeds are discussed in Item 1.01

ITEM 3.03           MATERIAL MODIFICATION IN RIGHTS OF SECURITY HOLDERS

On January 15, 2008, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Rights, Preferences, Privileges and Restrictions, which authorized 5 million shares of Preferred.  The rights and preferences of the Preferred are discussed in Item 1.01    The Certificate of Designation is filed as Exhibit 4.1

ITEM 9.01Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement
4.1	Certificate of designation or rights, preferences, privileges and restrictions of series A Preferred Stock of international Stem Cell Corporation dated January 15, 2008
10.2	Form of Warrant Certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Jeff Krstich
Jeff Krstich
Chief Executive Officer

Dated: January 15, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement
4.1	Certificate of designation or rights, preferences, privileges and restrictions of series A Preferred Stock of international Stem Cell Corporation dated January 15, 2008
10.2	Form of Warrant Certificate